United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2009

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, the Board of Directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) appointed Chris Philibbosian as a Director of the Company.  Mr. Philibbosian qualifies as an independent director pursuant to NASDAQ listing requirements.

Mr. Philibbosian is President of SAAK Management, an advisory firm focused on assisting stockholders and CEOs of privately held firms in managing and growing their businesses.  The firm's primary focus is to advise clients in the areas of strategic planning, oversight of senior management, capital transactions and entity level financial risk management. Prior to forming SAAK Management, Mr. Philibbosian served as President and Chief Operating Officer of The Greenspun Corporation, responsible for  managing the financial interests of the Greenspun family which is focused on companies in the media, technology, communication, travel, real estate and gaming industries.

 Mr. Philibbosian has held a variety of real estate investment and management consulting positions in Southern California, including with Westfield Corporation and Ernst & Young/Kenneth Leventhal & Co.  He holds a Bachelor of Science degree in Business Administration and a Masters of Accounting degree, both from the University of Southern California.  He also serves as an Independent Director of Freedom Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:  January 8, 2009

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chief Executive Officer